As filed with the Securities and Exchange Commission on September 2, 2004
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1200960

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Light Street Baltimore, MD	21202

(Address of principal executive offices)	(Zip code)

LEGG MASON, INC. 1996 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

ROBERT F. PRICE, ESQ.
Senior Vice President, General Counsel and Secretary
Legg Mason, Inc.
100 Light Street
Baltimore, MD 21202

(Name and address of agent for service)

(410) 539-0000

(Telephone number, including area code, of agent for service)
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock ($.10 Par Value)	3,000,000 shs.	$80.51	$241,530,000	$30,602

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on August 31, 2004.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 3,000,000 shares of common stock, $.10 par value, of Legg Mason, Inc. (the "Company" or the "Registrant") issuable pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (the "Plan").

This Registration Statement hereby incorporates by reference the contents of the Company's previously filed Registration Statements on Form S-8 (Registration Nos.: 333-08721 and 333-86869).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.		Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and the Company's Current Report on Form 8-K dated July 13, 2004.

(c) The description of the Company's common stock, $.10 par value, contained in Amendment No. 5 to the Company's Application for Registration on Form 8-A, filed February 23, 2001.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts

The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of March 31, 2004 and 2003 and for each of the years in the three-year period ended March 31, 2004, incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

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Item 4.		Description of Securities.

Not Applicable

Item 5.		Interests of Named Experts and Counsel.

The validity of the shares of the Company's common stock registered hereby have been passed upon for the Company by Robert F. Price, Esq., the Company's Senior Vice President, General Counsel and Secretary. Mr. Price beneficially owns, or has rights to acquire under an employee benefit plan of the Company, an aggregate of less than one percent of the common stock of the Company.

Item 6.		Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law ("Section 2-418") establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted or failed to act in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act or omission was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by Section 2-418. Section 2-418 also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in Section 2-418 does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

The Registrant's By-Laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate maximum coverage of $60,000,000.

The foregoing summaries are subject to the complete text of the statute, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.		Exemption from Registration Claimed.

Not Applicable

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Item 8.		Exhibits.

Exhibit Number		Description of Document

4.1		Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the definitive proxy statement for the Company's 2004 Annual Meeting of Stockholders).

4.2		Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 2000).

4.3		By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988).

5		Opinion of Robert F. Price, Esq., Senior Vice President, General Counsel and Secretary of the Registrant, filed herewith.

23(a)		Consent of Independent Registered Public Accounting Firm, filed herewith.

23(b)		Consent of Robert F. Price, Esq. (included in Exhibit 5).

24		Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

The Plan is not intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.		Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 2nd day of September, 2004.

LEGG MASON, INC.

By: /s/ Robert F. Price

Robert F. Price Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, Peter L. Bain and Robert F. Price, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond A. Mason

Raymond A. Mason	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 2, 2004

/s/ Charles J. Daley, Jr.

Charles J. Daley, Jr.	Senior Vice President and Treasurer (Principal Financial Officer)	September 2, 2004

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[SIGNATURES CONTINUED]

/s/ Harold L. Adams

Harold L. Adams	Director	September 2, 2004

/s/ Dennis R. Beresford

Dennis R. Beresford	Director	September 2, 2004

/s/ Carl Bildt

Carl Bildt	Director	September 2, 2004

/s/ James W. Brinkley

James W. Brinkley	Director	September 2, 2004

/s/ Harry M. Ford

Harry M. Ford	Director	September 2, 2004

/s/ Richard J. Himelfarb

Richard J. Himelfarb	Director	September 2, 2004

/s/ John E. Koerner, III

John E. Koerner, III	Director	September 2, 2004

/s/ Edward I. O'Brien

Edward I. O'Brien	Director	September 2, 2004

/s/ Peter F. O'Malley

Peter F. O'Malley	Director	September 2, 2004

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[SIGNATURES CONTINUED]

/s/ Margaret Milner Richardson

Margaret Milner Richardson	Director	September 2, 2004

/s/ Nicholas J. St. George

Nicholas J. St. George	Director	September 2, 2004

/s/ Roger W. Schipke

Roger W. Schipke	Director	September 2, 2004

/s/ Kurt L. Schmoke

Kurt L. Schmoke	Director	September 2, 2004

/s/ James E. Ukrop

James E. Ukrop	Director	September 2, 2004

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EXHIBIT INDEX

Exhibit Number		Description of Document

4.1		Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the definitive proxy statement for the Company's 2004 Annual Meeting of Stockholders).

4.2		Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 2000).

4.3		By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988).

5		Opinion of Robert F. Price, Esq., Senior Vice President, General Counsel and Secretary of the Registrant, filed herewith.

23(a)		Consent of Independent Registered Public Accounting Firm, filed herewith.

23(b)		Consent of Robert F. Price, Esq. (included in Exhibit 5).

24		Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

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